As filed with the Securities and Exchange Commission on August __, 2004
    -------------------------------------------------------------------------
                                                   SEC File #
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM F-1

                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                             ----------------------



                            Panoshan Marketing Corp.
                (Name of Small Business Issuer in its Charter)

             Alberta, Canada                 874203            86554 5073
    --------------------------------    -----------------     -------------
    (State or other Jurisdiction of     (Primary Standard     (Business ID#)
     Incorporation or Organization)      Industrial
                                         Classification
                                           Code Number)

                            PANOSHAN MARKETING CORP.
                          Suite 1250, 520-5th. Ave., SW
                        Calgary, Alberta, T2P 3R7, Canada
                     Tel: (403) 461-8425 Fax: (403) 206-2439
                  ------------------------------------------
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                          Suite 1250, 520-5th. Ave., SW
                        Calgary, Alberta, T2P 3R7, Canada
                     Tel: (403) 461-8425 Fax: (403) 206-2439

           ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                          Copies of Communications to:

    Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509
                       Tel: 775-827-6300 Fax: 775-827-6311

                         CALCULATION OF REGISTRATION FEE

============      ==========  ================  ================= ==============
  Title of
 Securities         Amount       Proposed           Proposed        Amount of
   to Be            to be     Maximum Offering  Maximum Aggregate   Registration
Registered        Registered  Price Per Share    Offering Price     Fee
------------      ----------  ----------------  ----------------- --------------

Common Stock       5,400,000        NA                 NA          $ 0

Common Stock       5,400,000        NA                 NA          $ 0
purchase warrants

Common Stock       2,700,000      $0.05             $135,000       $33.75 (1)(2)
Underlying Warrants
============  ==========    =================  =================  ============

(1) Calculated pursuant to Rule 457(a).
(2) Assumes exercise of all 2,700,000 Common Stock Purchase Warrants, of which there can be no assurance.

                                   PROSPECTUS

5,400,000 SHARES OF PANOSHAN MARKETING CORP. COMMON STOCK (NO PAR VALUE), 5,400,000 Common Share Purchase Warrants and 5,400,000 shares of Common Stock underlying the Warrants.

All of the shares of Panoshan Marketing Corp. offered hereby are being offered by Puroil Technology Inc.

Puroil Technology Inc. ("Puroil") is an Oregon-based venture capital company that was formed on March 8, 1988. It is Puroil's intention to continue to provide initial funding to a series of start-up companies and to assist those companies with the preparation and filing of registration statements in an effort to seek future access to public financing markets and public trading of those companies' registered securities, as well as assist with general management services during the start-up phase. Generally, Puroil intends to seek out qualified personnel that may expand or enhance the management of the companies in which it invests and to assist in future funding activities for all of such companies. It is Puroil's intention to use a separate class of preferred shares for each start-up company and its separate and distinct funding. In some cases, some of the preferred shareholders may be preferred shareholders in more than one startup financing and some preferred shareholders may also be Puroil common shareholders. It is Puroil's further intention to distribute, via dividend, all registered shares, to all of its shareholders, with the preferred shares typically receiving the vast majority of the dividend distribution. The ratio of the distribution of the registered shares between the relevant class of Puroil preferred and Puroil Common stock is determined by arm's-length negotiation between Mr. Durward and the relevant class of preferred shareholders on a deal-by-deal basis. Once the contemplated distribution-by-dividend is completed, the relevant class of preferred shares are continued to be held by the holders of the preferred shares. The Puroil common shares also remain in existence. Puroil is currently funding four start-up companies of which none are related to our Company, except by virtue of the financing by Puroil and shares held as a result.

There are no agreements that specify any minimum time allocation or responsibility that Puroil or its President, Mr. Durward, must supply to the management of our Company's affairs and our Company relies solely on Mr. Durward to determine the necessary time required and when that time is required. Puroil has no commitment to provide additional capital to our Company and our Company is free to pursue funding from sources other than Puroil.

Puroil Technology Inc., the selling shareholder, owns 5,400,000 shares of the common stock and 5,400,000 share purchase warrants (the "Shares") of Panoshan Marketing Corp., ("PMC") an Alberta, Canada corporation. Puroil Technology Inc. will distribute to its shareholders 5,400,000(100%) of the Shares (see "Distribution"). The 5,400,000 Warrants may bbe exercised to purchase 2,700,000 Common Voting shares on the basis of 1 share per 2 warrants plus $0.05 at any time within 12 months after the date this prospectus becomes effective with the Securities and Exchange Commission. The distribution will be made to holders of record of Puroil Technology Inc. Class C preferred stock and common stock as of the close of business on April 29, 2004, on the basis of 88.89% (4,800,000 shares) of the Company's shares being distributed to Puroil's Class C Preferred shareholders and 11.11% (600,000 shares) of PMC's shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 Share for each five shares of Puroil Technology Inc. common stock held. The Puroil Class C Preferred shareholders will receive 800 Shares for each Class C preferred share held. The ratio of Panoshan shares being distributed as a dividend to the Puroil Class C preferred shares and the Puroil common shares was determined as a result of an arm's-length negotiation between Puroil and the Class C Preferred shareholders. The 5,400,000 shares of the Common Stock distributed to Puroil Technology Inc. shareholders will represent 30 percent of all the issued and outstanding shares of the Common Stock of the Company. Puroil Technology Inc. acquired the 5,400,000 shares of the Common Stock and 5,400,000 share purchase warrants of Panoshan Marketing Corp. on April 28, 2004, for a total cost of US$60,000. After the Distribution, the management of Panoshan Marketing Corp. will, directly and indirectly, control approximately 70% of the outstanding Common Stock.

                      Price to the Public          Proceeds to the Company
                      -------------------       -----------------------------
Common Stock                $0.00                          None

Warrants                    $0.00                          None

Common Stock                $0.05                      $135,000
Underlying Warrants

(1) Assumes all of the Warrants are exercised and the proceeds received by the Company, of which there can be no assurance.


The date of this Prospectus is August __, 2004,7, 2004, but is now preparing to commence business operations.

Our activities during the development stage have included corporate formation, stock issuance, and work on development of our operating plans, including the marketing and sales plans for the first product we intend to distribute, the PC Weasel. On April 27, 2004, we acquired, from an affiliated company, Server Researches Incorporated, the Asian marketing rights for the PC Weasel, a product designed to allow remote control over computer servers (see "Certain Transactions"). No revenue producing activities have yet commenced.

                                  The Offering

Securities Offered ...... This prospectus covers the distribution of 5,400,000 shares of Common Stock by Puroil Technology Inc., which constitutes 30% of the total issued and outstanding shares of PMC common stock at the date of this prospectus, and 5,400,000 share purchase warrants exercisable for one year from the effective date of this prospectus, together with the 2,700,000 shares of common stock underlying the Warrants. No funds are being raised by the Company in connection with this registration statement, but the Company may receive proceeds from the exercise of the Warrants.

Number of Shares of
Common Voting Shares:

   Authorized ........... Unlimited shares
   Outstanding .......... 18,000,000 shares

Number of Shares of
Non-voting Preferred Shares:

   Authorized ........... Unlimited
   Outstanding .......... None


Warrants

   Authorized ........... Unlimited
   Outstanding .......... 5,400,000 exercisable into 2,700,000 Common Voting shares on the basis of 1 share per 2 warrants plus $0.05 at any time within 12 months after the date this prospectus becomes effective with the Securities and Exchange Commission.


Risk Factors ............ The common shares of Panoshan Marketing Corp. involve a very high degree of risk. You should carefully review and consider all of the factors described in detail under the section entitled "Risk Factors", at page __.

                          Summary Financial Information

The following tables set forth, for the periods indicated, selected financial information for Panoshan Marketing Corp.

SUMMARY BALANCE SHEET DATA:
                                            June  30,
                                               2004

Current Assets:                              $ 49,618
Other Assets:                                $ 10,100
Total Assets:                                $ 59,718

Total Liabilities:                           $      0
Shareholders Equity                          $ 59,718

SUMMARY STATEMENT OF OPERATIONS DATA:
                                         For the Period from
                                       April 27, 2004 (Inception)
                                                  to
                                           June  30, 2004

Revenue                                      $      0
Total Income                                 $      0
Expenses                                     $    382
Net Loss Per Share:                          $ .00002
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QUESTIONS AND ANSWERS REGARDING THIS DISTRIBUTION

Q1: What is the Distribution?

A1: The Distribution is the method by which Puroil Technology will distribute shares held by it in Panoshan Marketing Corp., resulting in Panoshan Marketing Corp. becoming a publicly-held company with 108 shareholders. Following the completion of the Distribution, Panoshan Marketing Corp. will comply with the periodic filing requirements of the Securities Exchange Act of 1934.


There is currently no trading market for Panoshan Marketing Corp.'s shares of Common Stock and no assurances can be given that a trading market will ever develop for either the shares or the Warrants.

Q2: What is Panoshan Marketing Corp.?

A2: Panoshan Marketing Corp. is a development stage company that was incorporated on April 27, 2004 in Alberta, Canada. The Company owns the exclusive Asian marketing rights to a product called the PC Weasel, a control device for remote server computers. These marketing rights were obtained from Server Researches Incorporated as consideration for 12,600,000 shares of PMC restricted common stock. No revenue producing activities have yet commenced.

Q3: Why is Puroil Technology effecting the Distribution?

A3: The board of directors of Puroil Technology Inc. has decided that the shares of Panoshan Marketing Corp. in the hands of individual shareholders will provide more value to Puroil Technology shareholders than if corporately owned. The Company also believes more potential investors may be interested in making an investment in a public company than in a private company and there may be greater opportunity to raise additional capital, including the exercise of the share purchase warrants registered by this prospectus, to the Company. These factors may result in an increase in value for Puroil Technology shareholders.

Q4: What is the tax effect of the Distribution?

A4: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that Puroil Technology has current or accumulated earnings and profits. The fair market value of Panoshan Marketing Corp.'s shares will be established by trading that is expected to develop subsequent to the Distribution.

The foreign, state and local tax consequences of receiving the Distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5: What happens to Puroil Technology shares after the Distribution?

A65: Immediately after the Distribution, Puroil Technology's common stockholders will still own their shares of Puroil Technology common stock and all Class C Preferred shares of Puroil will still own their shares of Puroil Technology preferred stock. Shares of Puroil Technology common stock will represent stockholders' interests in the business of Puroil Technology, and shares of Panoshan Marketing Corp. common stock that stockholders receive in the Distribution will represent their interests in the Panoshan Marketing Corp. business. Puroil Technology will own no shares of the Company after the Distribution. Puroil may be considered an underwriter for purposes of federal securities laws.

Q6: What does a Puroil Technology stockholder need to do now?

A6: Puroil Technology stockholders do not need to take any action. The approval of the Puroil Technology stockholders is not required to effect the Distribution, and Puroil Technology is not seeking a proxy from any stockholders. Puroil Technology stockholders should not send in their Puroil Technology share certificates to effect the Distribution. Puroil Technology stockholders will automatically receive their shares of Panoshan Marketing Corp. common stock shortly following the Distribution.

Q7: Where can Puroil Technology stockholders get more information?

A7: Puroil Technology stockholders with additional questions related to the Distribution should contact Puroil
Technology Inc., Suite 1250, 520-5th. Ave. SW,
Calgary, Alberta, T2P 3R7. The telephone number is (403) 461-8425, and the Fax number is (403) 206-2439.


                                  RISK FACTORS

Recipients of the Distribution described herein and future possible purchasers of our common stock and should carefully consider the following factors, which make Panoshan Marketing Corp.'s common stock a high risk security.

RISKS RELATED TO OUR BUSINESS

  (1) PANOSHAN MARKETING CORP. IS A START-UP COMPANY AND SUBJECT TO ALL THE RISKS OF A NEW BUSINESS, WHICH MAY INCLUDE FAILURE AND THE LOSS OF YOUR INVESTMENT.

The company is very small and only recently has it begun its business activities. Since we are just starting our proposed operations, the investor takes the risk that our new business may never be able to make a profit or take a very long time to do so. Official U.S. Government statistics indicate that less than 50% of new businesses survive more than five years. If we do not succeed, you may lose youe entire investment

  (2) LACK OF MANAGEMENT EXPERIENCE IN THE PROPOSED BUSINESS OF PMC MAY RESULT IN UNSATISFACTORY PERFORMANCE OR COMPLETE FAILURE OF THE COMPANY, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT. .

Because our management has limited direct experience in the type of business which are planning to operate, investor funds may be at high risk of loss due to this inexperience of the officers and directors who will be making business decisions. This lack of experience may result in their inability to run a successful business. There is no assurance that Panoshan Marketing Corp. will ever produce earnings. (See "Business" and "Management.")

  (3) OUR BUSINESS MAY NOT GENERATE SUFFICIENT REVENUES AND PROFITS TO COVER EXPECTED EXPENDITURES IN THE FORESEEABLE FUTURE. ADDITIONAL FUNDS MAY BE NEEDED AND MAY NOT BE AVAILABLE UNDER REASONABLE TERMS, OR AT ALL.

As of the date of this prospectus, PMC has received no revenues from its proposed business and none are expected in the foreseeable future. Without additional capital, either from profits generated through our business, or from new equity invested in our Company, the survival of PMC may be at risk. The balance sheet for the period ended June 30, 2004, shows a stockholder's equity of $59,718 and working capital of $49,618. Since incorporation on April 27, 2004, Puroil has been our only source of capital. If we are not able to generate profits from the operations of our business, we may need to raise additional capital. There is no assurance that we will be able to raise sufficient capital to meet our continuing needs, under terms we would consider to be acceptable. If we are unable to obtain additional financing as may be required in the future, we may not be able to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate possible acquisitions or compete effectively in our marketplace. There can be absolutely no assurance that we will be successful in achieving sustained profitability or any of our financial objectives, for that matter.

  (4) WE MAY NOT BE ABLE TO ACHIEVE THE LEVEL OF REVENUES WE REQUIRE IN ORDER TO REACH PROFITABILITY OR TO EVEN CONTINUE TO OPERATE, WHICH MEANS THAT OUR BUSINESS MAY FAIL .

With little or no revenues PMC may not be able to continue in operation. The proposed plan for acquiring additional product marketing rights and/or licenses and profiting from sales pursuant to those rights/licenses has inherent risks. If we do not realize revenues, our business may fail.

(5) THE POTENTIAL MARKET FOR OUR PRODUCTS MAY NOT DEVELOP AS WE EXPECT AND WE MAY NOT REALIZE ANY REVENUES, WHICH MEANS THAT OUR BUSINESS MAY FAIL.
Our plan is new and untried and we cannot accurately predict the acceptance of our proposed plan in the marketplace, or the time frame in which any revenues will be achieved. We have informally researched the market to get an indication of the potential but the possible results of how we may be able to participate are unpredictable at this time.

  (5) OTHER COMPANIES ARE ALREADY ENGAGED IN OUR PROPOSED BUSINESS AND WE EXPECT THAT MORE COMPANIES MAY ENTER THIS MARKET IN THE FUTURE AS THE POTENTIAL BECOMES EVIDENT, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPETE OR SURVIVE.

It is reasonable to expect that most, if not all, of our competitors may be better capitalized and perhaps better established and connected in the the industries we may seek to market in and regulatory circles which may be involved the ultimate sales process. As a result, it may be very difficult for Panoshan Marketing Corp. to compete and make a profit in its proposed business. (See "Competition")

  (6) OUR INFORMAL MARKET STUDY MAY PROVE INCORRECT ABOUT THE POTENTIAL MARKET FOR OUR PRODUCTS AND/OR OUR ABILITY TO PARTICIPATE IN THIS MARKET, AS WE EXPECT, RESULTING IN POSSIBLE FAILURE OF OUR COMPANY.

The evaluation of the market for our licensed products has been and will continue to be done solely by our officers, directors, and Puroil (see "Certain Agreements"). No independent analysis or study of the market for any licensed products is contemplated. The investor is at risk if our studies have overestimated the market, underestimated the difficulty of PMC being able to participate in this market and to generate a profit, or both.

  (7) WE MAY BE LIABLE FOR THE DEFECT IN OR FAILURE OF THE PRODUCTS WE ATTEMPT TO SELL, RESULTING IN POSSIBLE LEGAL ACTION AND COSTS OR JUDGMENTS THAT COULD PUT US OUT OF BUSINESS. WE HAVE NO INSURANCE.

Although PMC will not be involved in manufacturing products, in the agreements related to the purchase and sale of any licensed products it is possible that disputes could arise between buyers and sellers which could result in PMC being named in litigation. PMC presently has no liability insurance coverage for such contingencies and we do not anticipate acquiring any in the future. If we are involved in any litigation resulting from our participation in product sales, it is possible that we could be forced to expend substantial sums on legal fees even if there is no basis for naming PMC as a defendant and even if we ultimately win in any such litigation. There can be no assurance that any decision will not result in consequent loss to us and, therefore, to our investors and shareholders. (See Business.")

  (8) WE ARE COMPLETELY DEPENDENT ON THE SKILLS, TALENTS AND EXPERIENCE OF OUR MANAGEMENT FOR THE DEVELOPMENT OF OUR BUSINESS, WHICH MAY NOT BE ADEQUATE ENOUGH TO ENSURE OUR FUTURE SUCCESS, AND MAY RESULT IN FAILURE OF THE BUSINESS.

The current management and contract consultant, Puroil, provides the only personnel available to develop and implement our proposed business and it is probable that we would not have sufficient capital to hire personnel to continue this work should management for any reason cease or be unable to continue to work. Without personnel to replace management, the company may not continue to operate. The present management acquired its controlling interest in Panoshan Marketing Corp. on April 27, 2004, by virtue of management's controlling interest in Server Researches Incorporated and that company's 70% ownership of Panoshan Marketing Corp. (See "Certain Transactions.")

  (9) INVESTORS AND SHAREHOLDERS HAVE LITTLE SAY IN THE MANAGEMENT OF THE COMPANY, WHICH COULD MAKE IT DIFFICULT FOR THEM TO MAKE CHANGES IN OPERATIONS OR MANAGEMENT.

The officers and directors, and major shareholder, will own approximately 70% of the Company's common stock and will be in a position to continue to control PMC. Such close control may be risky to the investor because the entire company's operation is dependent on a very few people who could lack the necessary skills or talent to operate the company's business , or lose interest in pursuing the company's operations.

  (10) POSSIBLE CONFLICTS OF INTEREST IN MANAGEMENT COULD POTENTIALLY HAVE AN ADVERSE EFFECT UPON THE OPERATIONS OF THE COMPANY AND THE VALUE OF YOUR STOCK.

Since there is a common member of the board of directors of both PMC and Server Researches Incorporated and the companies have a common officer, there may arise conflicts of interest in his duties to the individual companies, which could potentially have an adverse effect upon the operations of the Company and the value of its stock.

  (11) OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND INDEMNITY RIGHTS.

The Province of Alberta law, our Articles of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise from the actions of our officers and directors acting in their corporate capacity. The effect of these provisions could be to dissuade investors from investing in our company.

  (12) THE COMPANY PLANS TO ISSUE SECURITIES IN RETURN FOR MARKETING RIGHTS AND/OR LICENSES AND THE RIGHTS AND/OR LICENSES ACQUIRED MAY PROVE TO HAVE NO VALUE, IN WHICH CASE THE SECURITIES ISSUED IN RETURN FOR THESE RIGHTS AND/OR LICENSES COULD PROVE TO BE HIGHLY DILUTIVE TO SHAREHOLDERS.

If PMC issues shares to acquire additional marketing licenses or rights, it takes on a risk that the licensed product is saleable and profitable. This may not be the case in some, or all, of the company's licensed products. This could mean that the company could issue a large number of highly dilutive shares that would have a significant negative impact on any shareholders.


  (13) WE DO NOT CONTROL ISSUES RELATED TO PRODUCT SUPPLY AND WE MAY NOT BE ABLE TO GET SUFFICIENT PRODUCTS DELIVERED DUE TO FACTORS BEYOND OUR CONTROL.

We may acquire the distribution rights for a product(s) and the supplier of that product cannot deliver sufficient quantity of that product to allow profitable sales by PMC. If PMC has issued shares in return for the marketing rights for such products, those shares could be highly dilutive to the existing shareholders, and the Company will not have acquired value for its shares.


RISKS RELATED TO THIS OFFERING AND OUR STOCK

  (1) WE HAVE NEVER PAID ANY CASH DIVIDENDS AND NONE ARE ANTICIPATED IN THE FORESEEABLE FUTURE, SO YOU MAY NEVER REALIZE ANY RETURN ON YOUR INVESTMENT UNLESS YOU SELL YOUR SHARES.


Since Panoshan Marketing Corp. does not anticipate that it will pay dividends, the investor will only profit by the increase in value of his shares. Our profits, if any, during the next several years are expected to be used to develop and possibly expand our business.

  (2) THERE IS NO MARKET FOR THE COMMON STOCK AND NONE MAY EVER DEVELOP, SO ANY INVESTOR MAY LACK A MARKET FOR AND LIQUIDITY IN THE SHARES.

Even after the distribution of the shares is completed, there is no assurance a market will develop. If a market does develop for the common stock, at best, it may only qualify for trading on the OTC Bulletin Board operated by the NASD, or the Pink Sheets, which may result in the risk of very minimal liquidity for the shares.

  (3) OUR STOCK WILL LIKELY BE LOW PRICED AND, THEREFORE, NOT LIQUID.

It is likely that our common stock will trade below $5.00 per share, and as a result, we would be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). The Penny Stock Rules may adversely affect the market liquidity for our common stock by limiting the ability of broker-dealers to sell our common stock and the ability of those receiving share in this offering to sell their securities in the secondary market, if one should develop. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks.

  (4) POTENTIAL FUTURE SALES PURSUANT TO RULE 144 COULD RESULT IN SIGNIFICANT ADDITIONAL NUMBERS OF SHARES BEING AVAILABLE FOR SALE ON THE OPEN MARKET, WHICH COULD HAVE A DEPRESSING EFFECT UPON THE PRICE OF THE COMMON STOCK, SHOULD A MARKET FOR THE STOCK EVER DEVELOP.

Of the 18,000,000 shares of Panoshan Marketing Corp.'s common stock outstanding prior to this Offering, all are "Restricted Securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933 (the "Act"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of Panoshan Marketing Corp.'s common stock. No shares, other than 4,849,600 shares of the 5,400,000 shares which are the subject of this registration may be sold free of restriction. All shares other than the 4,849,600 to be distributed are held by affiliates and subject to the restrictions of Rule 144. (See" Certain Transactions.")

  (5) POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED PREFERRED STOCK COULD ADVERSELY IMPACT THE RIGHTS OF HOLDERS OF COMMON STOCK BECAUSE IT MAY DISCOURAGE INVESTMENT IN THE COMPANY'S SHARES BY POTENTIAL INVESTORS AND MAKE REMOVAL OF MANAGEMENT MORE DIFFICULT.

PMC is authorized to issue an unlimited number of preferred stock with the rights, preferences, privileges and restrictions thereof to be determined by our Board of Directors. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted to the holders of preferred stock which could reduce the attractiveness of PMC as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock. No preferred stock is currently outstanding, and we have no present plans for the issuance of any shares of preferred stock.

(6) WE WILL HAVE TO MAINTAIN CURRENT PROSPECTUS FOR WARRANTS TO BE EXERCISABLE, AND IF WE DO NOT, YOU WILL NOT BE ABLE TO EXERCISE YOUR WARRANTS AND THEY MAY BECOME WORTHLESS.

The shares of Common stock issuable upon exercise of the Warrants have been registered with the Securities and Exchange Commission. The Warrant Agent Agreement, pursuant to which the Warrants will be issued, provides for the extension of the exercise period of the Warrants by PMC upon fulfillment of certain notice provisions to the Warrant Holders. We will be required, from time to time, to file post-effective amendments to its registration statement in order to maintain a current prospectus covering the issuance of such shares upon exercise of the Warrants. We have undertaken to make such filings and to use our best efforts to cause such post-effective amendments to become effective. If for any reason a required post-effective amendment is not file or does not become effective or is not maintained, the holders of the Warrants may be prevented from exercising their Warrants, and they may become worthless.

The PMC shares underlying these Warrants are registered pursuant to this registration statement.

See "DESCRIPTION OF SECURITIES - Warrants."



(7) STATE/PROVINCIAL BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS, AND IF WE DO NOT REGISTER THE WARRANTS THEY MAY NOT BE EXERCISABLE AND MAY BECOME WORTHLESS.

Holders of the Warrants have the right to exercise the Warrants only if the underlying shares of Common stock are qualified, registered or exempt from sale under applicable securities laws of the states and provinces in which the various holders of the Warrants reside. PMC cannot issue shares of Common Stock to holders of the Warrants in those jurisdictions where such shares are not qualified, registered or exempt. We may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the jurisdictions in which the ultimate purchasers of the Warrants reside. In such case, the Warrants held by those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of these restrictions. See "DESCRIPTION OF SECURITIES."




                                 USE OF PROCEEDS

Panoshan Marketing Corp. will not receive any proceeds from the distribution of the common stock held by our parent company. We will pay for the cost of registering the shares of common stock in this offering, which are estimated at US$30,000.00. Any proceeds which may be received as a result of the exercise of Warrants, up to the full $135,000.00, will be used for general corporate working capital purposes.

                         DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares held by Puroil Technology Inc., a 30% stockholder of Panoshan Marketing Corp., there is no offering price. For the purpose of computing the instant registration fee, Panoshan Marketing Corp. and Puroil Technology Inc. arbitrarily set the Warrant exercise price per share of Common Stock at $0.05, but such price has no relationship to Panoshan Marketing Corp.'s results of operations or assets and may not reflect the true value of such Common stock. No market currently exists for these shares and there is no means of determining when or if a market will ever develop for the stock. We do, however, intend to apply for listing of our stock on the OTC Bulletin Board after the effective date of this registration statement and upon completion of this Distribution.

                                    DILUTION

There is no dilution in share value to either Puroil Technology or its shareholders who will be receiving shares through this Distribution, since no new shares are being issued by Panoshan Marketing Corp.("PMC"). Exercise of the Warrants could result in ownership dilution to PMC shareholders who do not exercise Warrants, as newly issued shares of common stock will be received by exercising Warrant holders.

"Dilution" represents the difference between the price per share paid by current shareholders and the net tangible book value per share immediately after the conversion of the 5,400,000 currently outstanding Warrants. There can be no assurance that any Warrants will be converted, but for purposes of this dilution discussion and analysis, it will be assumed that all of the 5,400,000 Warrants will be converted into 2,700,000 shares of common stock, and $135,000 is paid to PMC.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets in the Company from its total assets. Dilution arises mainly from the arbitrary decision by the Company as to the conversion price per share of the shares to be issued upon conversion of the Warrants. Dilution of the value of the shares purchased by the Warrant holders, upon conversion, will also be due to the lower book value of the shares presently outstanding.

As of June 30, 2004, the net tangible book value of the currently outstanding shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was $59,718, or approximately $.003 per share (based upon 18,000,000 shares outstanding).

Upon conversion of all of the Warrants outstanding (5,400,000), of which there can be no assurance, but without taking into account any change in such net tangible book value after completion of this offering, the net tangible book value of the 20,700,000 shares to be outstanding will be $194,718, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by the present shareholders of the Company (i.e. 18,000,000 shares) will be increased by $.006 per share without any additional investment on their part, and the Warrant holders who exercise their Warrants will incur immediate dilution (a reduction in net tangible book value per share from the offering price of $.05 per share) of approximately $.041 per share.

After conversion of all of the Warrants, of which there can be no assurance, and the issuance of a total of 5,400,000 shares of common stock, the converting Warrant holders will own approximately 13% of the total number of shares then outstanding, for which they will have made a cash investment of $135,000 or $.05 per share. The current shareholders of the Company will own approximately 87% of the total number of shares then outstanding, for which they have made contributions of cash totaling $59,718, or approximately $.003 per share.

The following table sets forth a comparison of the respective investments of the current shareholders and the new shareholders.

                                                    CURRENT          NEW
                                                  SHAREHOLDERS  SHAREHOLDERS (1)
                                                  ------------  ----------------

Price per Share................................   $      .003      $      .05
Capital Contributions..........................   $    59,718      $  135,000
Net tangible book value per Share before
  Offering.....................................   $      .003
Net tangible book value per Share after
  Offering.....................................   $      .009      $     .009
Increase to current shareholders in net
  tangible book value per Share due to
  offering.....................................   $      .006
Dilution per Share to new shareholders.........                    $     .041

         (1) Warrant holders who exercise their Warrants, up to 5,400,000 Warrants, by tendering two Warrants and $.05 for one (1) share of common stock.

In the event Warrants are exercised, the Company may have an obligation to amend this registration in order to present current material information, including financial information.


                              SELLING SHAREHOLDERS

Puroil Technology Inc., an existing shareholder, owns 30% of our outstanding Common Stock prior to, and will own 0% after this Distribution. Puroil is not selling securities pursuant to this Registration Statement. Puroil is registering and distributing as a dividend to its shareholders all of its 5,400,000 PMC common shares and all 5,400,000 of its PMC common share purchase warrants.

The following is a list of the Puroil shareholders who will be receiving shares and warrants of PMC in the Distribution from Puroil:

                                                          Shares                 Shares           Warrants           Warrants
                                                           held                   held              held               held
                                                          after                  before            after              before
                                                       Distribution           Distribution      Distribution       Distribution
                                                       ------------           ------------      ------------       ------------
  1 Alberding                Joe                               500                    0               500                  0
  2 Albert                   Richard                           500                    0               500                  0
  3 Albery                   Malcolm                           500                    0               500                  0
  4 Amery                    Sine                              500                    0               500                  0
  5 Bahr                     Leon                              500                    0               500                  0
  6 Baker                    Neil                              500                    0               500                  0
  7 Baker                    Claudia                           500                    0               500                  0
  8 Barnhardt                Aaron                         720,000                    0           720,000                  0
  9 Beeman                   D. Robb                           500                    0               500                  0
 10 Bosch                    Syd                               500                    0               500                  0
 11 Brundrit                 D. Roger                          500                    0               500                  0
 12 Bryksa                   Haley                             500                    0               500                  0

                                                          Shares                 Shares           Warrants           Warrants
                                                           held                   held              held               held
                                                          after                  before            after              before
                                                       Distribution           Distribution      Distribution       Distribution
                                                       ------------           ------------      ------------       ------------
 13 Bucci                    Joe                               500                    0               500                  0
 14 Cook                     Joanne                            500                    0               500                  0
 15 Cozac                    Darryl                            800                    0               800                  0
 16 Crous                    Christiaan                        500                    0               500                  0
 17 Curry                    Dave                              500                    0               500                  0
 18 Dalla Longa              Dan                           400,500                    0           400,500                  0
 19 Dalla-Longa              Luciano                       640,000                    0           640,000                  0
 20 Dubois                   Gustav                            500                    0               500                  0
 21 Durward                  James                         550,400                    0           550,400                  0
 22 Fitzgerald               Lavana                            500                    0               500                  0
 23 Forezli                  Miguel                            500                    0               500                  0
 24 Funfer                   D'arcy                            500                    0               500                  0
 25 Gaunt                    Jennifer                          500                    0               500                  0
 26 Gilmour                  Gordon                            500                    0               500                  0
 27 Glasner                  Robert                        480,000                    0           480,000                  0
 28 Graham                   Richard                           500                    0               500                  0
 29 Granacher                Franz                             500                    0               500                  0
 30 Haigh                    Jacqueline                        500                    0               500                  0
 31 Halaburda                Jean                              500                    0               500                  0
 32 Hall                     Graeme                            500                    0               500                  0
 33 Hall                     Tyler                             500                    0               500                  0
 34 Hanley                   James                             500                    0               500                  0
 35 Harley                   Janelle                           500                    0               500                  0
 36 Hebron                   Glenn                             500                    0               500                  0
 37 Henchall                 Gordon                            400                    0               400                  0
 38 Henchall                 Shairole                          400                    0               400                  0
 39 Heughan                  Dave                              500                    0               500                  0
 40 Hodgson                  John                              500                    0               500                  0
 41 Holt                     Peter                             500                    0               500                  0
 42 Hopkins                  Michael                           500                    0               500                  0
 43 Jacobson                 Robyn                             400                    0               400                  0
 44 James                    Lori                              500                    0               500                  0
 45 Johnson                  Kristine                          500                    0               500                  0
 46 Kohut                    Ken                               500                    0               500                  0
 47 Kolacy                   Chris                          52,000                    0            52,000                  0
 48 Kramer                   Katherine                         500                    0               500                  0
 49 Lancaster                Karen                             500                    0               500                  0
 50 L'Amarca                 Tony                              500                    0               500                  0
 51 Lambo                    Zig                               500                    0               500                  0
 52 Laustsen                 Dana                              400                    0               400                  0
 53 Lazarchuk                Nick                              500                    0               500                  0
 54 Lee                      Robert                            500                    0               500                  0
 55 Levine                   Susan                             500                    0               500                  0
 56 Levine                   Jonathan                          500                    0               500                  0
 57 Lindberg                 Dean                              400                    0               400                  0
 58 Loria                    Cathy                         188,000                    0           188,000                  0
 59 Makhlouf                 Magdy                             500                    0               500                  0

                                                          Shares                 Shares           Warrants           Warrants
                                                           held                   held              held               held
                                                          after                  before            after              before
                                                       Distribution           Distribution      Distribution       Distribution
                                                       ------------           ------------      ------------       ------------

 60 Marquardt                George                            500                    0               500                  0
 61 Martens                  Eric                              500                    0               500                  0
 62 McIntyre                 Lawrie                        800,500                    0           800,500                  0
 63 McKenna                  Bernard                           500                    0               500                  0
 64 McMahon                  Maureen                           500                    0               500                  0
 65 Morrill                  Mark                              500                    0               500                  0
 66 Nelson                   Duane                             400                    0               400                  0
 67 Onilov                   Ilie                              500                    0               500                  0
 68 O'Shea                   Sheila                            500                    0               500                  0
 69 Payne                    Shawn                             500                    0               500                  0
 70 Poli                     Seann                             500                    0               500                  0
 71 Poli-Huber               Carlanne                          400                    0               400                  0
 72 Rana                     Zahir                             500                    0               500                  0
 73 Rawnsley                 Patricia                          400                    0               400                  0
 74 Reed                     John                              400                    0               400                  0
 75 Remenda                  Dan                               500                    0               500                  0
 76 Rix                      Gordon                        800,500                    0           800,500                  0
 77 Runions                  Neil                              400                    0               400                  0
 78 Saunders                 Chris                             400                    0               400                  0
 79 Schaper                  Christina                         500                    0               500                  0
 80 Schlager                 Marty                             400                    0               400                  0
 81 Schuler                  Cameron                           500                    0               500                  0
 82 Schuler                  Laura                             500                    0               500                  0
 83 Sillito                  Sandi                             500                    0               500                  0
 84 Singh                    Prem                              500                    0               500                  0
 85 Skulmoski                Gordon                            300                    0               300                  0
 86 Spilker                  Mark                              500                    0               500                  0
 87 Stark                    Stacey                            500                    0               500                  0
 88 Stone                    Susan                             500                    0               500                  0
 89 Stone                    Carolyn                           500                    0               500                  0
 90 Sullivan                 Mike                              500                    0               500                  0
 91 Tang                     Thomas                            500                    0               500                  0
 92 Taylor                   Larry                             400                    0               400                  0
 93 Taillieu                 Wilf                              500                    0               500                  0
 94 Taillieu                 Mavis                             500                    0               500                  0
 95 Taurus Capital Group*                                  720,000                    0           720,000                  0
 96 Tse                      Victor                            500                    0               500                  0
 97 Tycolis                  Tim                               500                    0               500                  0
 98 Ubhi                     Dr. Perminder                     400                    0               400                  0
 99 Van de Pol               John                              500                    0               500                  0
100 Villecourt               Denise                            500                    0               500                  0
101 Villecourt               Rita                              500                    0               500                  0
102 Valhovic                 Milic                             500                    0               500                  0
103 Valhovic                 Mashan                            500                    0               500                  0
104 Wakaruk                  Chris                             500                    0               500                  0
105 Warness                  Jadden                            500                    0               500                  0
106 Warness                  Dr. Stajen                        500                    0               500                  0
107 Westersund               Dr. Curtis                        500                    0               500                  0
108 Whelan                   Mark                              500                    0               500                  0
109 Williams                 J. Andrew and Iris M.             400                    0               400                  0

    Total                                                5,400,000                    0         5,400,000                  0

o Taurus Capital Group is controlled by J.J. Barnhardt, who is not affiliated with our company.

The selling shareholders may be considered underwriters under federal securities laws.

                              PLAN OF DISTRIBUTION
General

A total of 30% of the issued and outstanding Common stock of Panoshan Marketing Corp. is presently owned by Puroil Technology Inc., which is a venture capital company. Puroil Technology Inc. shareholders will not be required to pay for shares of our common stock received in the Distribution or to exchange shares of Puroil Technology Inc. in order to receive the PMC common stock from Puroil.

There are three (3) separate transactions covered in this registration statement:

1. The distribution by Puroil of 5,400,000 shares of Common Stock of PMC and 5,400,000 Warrants to the Puroil Common and Class A Preferred shareholders.

5,400,000 shares of PMC common stock (see
"Distribution"). The distribution will be made to holders of record of Puroil Technology Inc. preferred stock and common stock as of the close of business on April 29, 2004 on the basis of 100% (5,400,000 shares) of the 5,400,000 PMC shares being distributed to Puroil's Class C Preferred shareholders and 10% (600,000 shares) of the PMC shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive 1 share of PMC Common Stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class C Preferred shareholders will receive 5,400 shares of PMC Common Stock for each Class C preferred share held. The rate of exchange for the PMC shares was negotiated by Puroil and its holders of Class C Preferred Stock.

Puroil Technology Inc. acquired the 18,000,000 Shares of the Common Stock and 6,000,000 Warrants of PMC on April 27, 2004 for a total cost of $60,000, or approximately $.0011 per share of Common Stock. After the distribution, the management of PMC will, directly and indirectly, control approximately 70% of the total issued and outstanding Common Stock of PMC, assuming there are no Warrants exercised.

This Prospectus also relates to the distribution by Puroil of 5,400,000 Warrants. Two Warrants plus $0.05 entitles the holder to purchase one share of PMC Common Stock for a period of one year, commencing 12 months from the effective date of this registration statement. Puroil will distribute all 5,400,000 of these Warrants for no additional consideration to shareholders of Puroil Technology Inc. Common Stock and Class C Preferred Stock on the basis of one Warrant for each 10 shares of Puroil Common Stock held and 2,700 Warrants for each share of Class C Preferred Stock held.

Collectively, the 5,400,000 common shares and the 5,400,000 share purchase warrants of PMC are hereinafter referred to as the "Offered Stock". Puroil will distribute to its shareholders the Offered Stock (see "Distribution"). The distribution will be made to five (5) holders of record of Puroil preferred Class C stock and one hundred and eight (108) holders of record of Puroil common stock, such holders being of record as of the close of business on April 29, 2004.

The 5,400,000 shares of the Common Stock distributed to Puroil Technology Inc. shareholders will represent 30% of all the issued and outstanding shares of the Common Stock of PMC before any warrant exercise, and 28.6% of all the issued and outstanding shares of the common stock of the Company, assuming all the Warrants are exercised and converted into an additional 2,700,000 shares of PMC common stock, of which there is no assurance. After the registration, and assuming all warrants are exercised, of which there is no assurance, the management of PMC will, directly and indirectly, effectively control approximately 56.3% of the total issued and outstanding common stock of PMC.

2. The offering by PMC of 2,700,000 shares of Common Stock of PMC underlying the 5,400,000 Warrants.


The 2,700,000 shares of PMC Common Stock underlying the 5,400,000 Warrants are also being registered in this registration statement. PMC will have an obligation to keep this prospectus current with material financial and other information during the Warrant exercise period.

3. The resale by the Puroil shareholders receiving the 5,400,000 shares of Common Stock, 5,400,000 Warrants and the 2,700,000 shares of Common Stock underlying the 5,400,000 Warrants of PMC in the Distribution.

The 5,400,000 shares of Common Stock, 5,400,000 Warrants and the 2,700,000 shares of Common Stock underlying the 5,400,000 Warrants of PMC held by the Selling Security Holders identified in this registration statement are all being registered for resale in this registration statement.

Puroil may be deemed an underwriter under federal securities law in regard to the distribution of PMC shares and warrants to Puroil shareholders.



Material Relationships

Panoshan Marketing Corp. and Server Researches Incorporated, a company holding 70% of our common shares, and therefore, an affiliated company, have a common member on their boards of Directors, namely Jonathan Levine, and as such this individual has a large degree of control over both PMC and Server Researches Incorporated.

Manner of Distribution

Pursuant to the plan of distribution, Puroil Technology Inc. will distribute to its shareholders 5,400,000 Shares of the Common stock of PMC of a pro rata distribution on the basis of 88.9% (4,800,000 shares) of Puroil's holdings of PMC shares being distributed to Puroil's Class C Preferred shareholders and 11.1% (600,000 shares) of such PMC shares being distributed to Puroil's common shareholders. The Puroil common shareholders will receive one share of PMC common stock for each five shares of Puroil Technology Inc. common stock held. The Puroil Class C Preferred shareholders will receive 800 shares of PMC common stock for each Class C Preferred share held. Fractional Shares will be rounded up to the next full Share. The ratio of Panoshan shares being distributed to the Puroil Class C preferred shares and the Puroil common shares was determined as a result of an arms'-length negotiation between Puroil and the Class C Preferred shareholders. On June 30, 2004 Puroil Technology Inc. had issued and outstanding 3,000,000 common shares, 1,000 Class A Preferred shares, 750 Class B Preferred shares and 6,000 Class C Preferred shares. On June 30, 2004, Puroil Technology Inc. had 108 common shareholders of record. Shares and Warrants of PMC registered hereunder will be mailed to Puroil Technology Inc. shareholders after the effective date of this registration statement. Of the shares distributed, 10.2% will be distributed to shareholders who are considered affiliates of Puroil Technology, and 89.8% will be distributed to shareholders who are not considered affiliates of Puroil Technology.


Tax Consequences of Puroil Technology Inc. Distribution

Puroil Technology believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local and foreign tax laws.

Puroil Technology will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Puroil Technology Inc.'s tax basis in the Common stock distributed in the Distribution and the fair market value of that stock.

As a result of Puroil Technology Inc. having no current or accumulated earnings and profits allocable to the Distribution no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Puroil Technology Inc. stockholder will have a tax basis in Panoshan Marketing Corp.'s Common stock distributed equal to the fair market value of the Common Stock distributed on the Distribution date. The Distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Puroil Technology Inc. common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of any Shares of Panoshan Marketing Corp.'s common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain United States federal income tax consequences of the Distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local, Canadian and foreign tax laws.

EACH PUROIL TECHNOLOGY INC. SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION

Blue Sky Laws

  This Distribution is not being made in any jurisdictions of the United States in or Canada where this Distribution would not be in compliance with the securities laws, commonly called Blue Sky Laws, of such jurisdiction. This Prospectus will be delivered to those Shareholders of Puroil Technology Inc. eligible to participate in this Distribution. This Prospectus relates to the shares received in the Distribution to the Puroil Technology shareholders. The Distribution of the Panoshan Marketing Corp. common stock will be made to Puroil Technology shareholders without any consideration being paid and without any exchange of Shares by the shareholders of Puroil Technology. Neither Puroil Technology nor the Company will receive any proceeds from the Distribution by Puroil Technology of such Shares of the Panoshan Marketing common stock, nor from the sale of any such Shares by any selling securities holders, each of whom may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each Puroil Technology shareholder of record on April 29, 2004, together with the certificate representing the number of the Panoshan Marketing Corp. shares to which the shareholder is entitled. Persons wishing to evaluate the Panoshan Marketing Corp. shares being distributed to them should review this Prospectus carefully.

Reason for the Distribution

The board of directors of Puroil Technology Inc. has decided that the shares of Panoshan Marketing Corp. in the hands of individual shareholders will provide more value to Puroil Technology shareholders than if corporately owned. If at some future date the shares of Panoshan Marketing Corp. are publicly traded, then shareholders may determine for themselves on a individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded or if so, whether the market will provide any particular liquidity or value to the shareholder. Additionally, if at some future date the shares of Panoshan Marketing Corp. are publicly traded, there may be a better opportunity to raise additional funding to assist in the expansion of the business.

Costs of Distribution

Panoshan Marketing Corp. estimates that the total cost of the Distribution will be approximately $30,000. Panoshan Marketing Corp. has agreed to pay all such costs.

Listing and Trading of our Common Stock

There is currently no public market for our common stock. After the distribution is complete we intend to apply for trading on the OTC Bulletin Board operated by the NASD. We cannot provide any assurance as to whether or not PMC's common stock can qualify for such a listing or, if it does, as to the price at which our stock might trade.

The Shares distributed to Puroil Technology shareholders will be freely transferable, except for shares received by people who may have a special relationship or affiliation with us. People who may be considered our affiliates after the distribution generally include individuals or entities that control, are controlled by or under common control with us. This may include some or all of our officers and directors. Persons who are our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(2) of the Securities Act or Rule 144 thereunder.

DETERMINATION OF OFFERING PRICE

Since this Distribution is a dividend of outstanding shares held by Puroil Technology Inc., an existing stockholder of PMC, there is no offering price and no dilution to existing stockholders of PMC. There is the potential for warrant exercise that could result in an additional 2,700,000 shares of common stock being issued at an exercise price of $0.05 per share. Any warrant execrcise, in whole or part, would provide the Company with $0.05 per share of common stock issued.



                                LEGAL PROCEEDINGS

Panoshan Marketing Corp. is not a party to any legal proceeding nor are we aware of any pending or threatened legal proceeding against us or any officer or director which might have any potentially adverse effect upon PMC.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Executive Officers and Directors of the Company and their ages are as follows:

         Name               Age        Position                  Date Elected

   Jonathan Levine          44         President                 April 28, 2004
                                       Director

   Christopher Kolacy       32         Secretary                 April 28, 2004
                                       Treasurer
                                       Chief Financial Officer
                                       Director


Mr. Levine, our President and a director since inception, was a founder and remains a part owner of Canada Connect Corporation ("CCC"). CCC was founded in 1994 and is essentially an internet consulting company and service provider. He is also the President and part owner of Middle Digital Incorporated and Server Researches Incorporated. Mr. Levine was the designer of the PC Weasel and primary inventor on the US patent (issued on May 4, 2004). Mr. Levine's experience in hardware design and manufacture is directly relevant to PMC's business plans as described herein. Mr. Levine plans to devote 70% of his time to PMC operations. Mr. Levine has a high school education.

Mr. Kolacy, our Secretary, Treasurer, Chief Financial Officer and a director since inception, has also served as a director and secretary of Unitech Energy Corp. since February 10, 2004. Unitech has recently filed an SB-2 registration document with the intention of going public. From 1996 to 1999, Mr. Kolacy was a personal trainer at Desert Mountain Resort in Scottsdale, Arizona. From 2000 to 2002, Mr. Kolacy served as Office Manager and Assistant to the President of

Mountain Desert Properties, Inc. in Scottsdale Arizona. His responsibilities included sales, marketing web site design and client relations. Since 2002, Mr. Kolacy has served as Administrative Vice President for CanAm Capital Corp. in Los Angeles, California where he oversees all administrative functions of the company. In 1995, Mr. Kolacy earned a B.S degree in Sports Medicine from University of Arizona.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company, as those terms are defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

We have no external business advisors. Our Auditor is Bateman & Co., 5 Briardale Court, Houston, Texas, 77027-2904, and our legal advisor is Michael Morrison, 1495 Ridgeview Drive, Suite 220 Reno, Nevada 89509.

Board Practices

Board members serve one year terms and are voted in or out at the Annual General Meeting of the Company. Mssrs. Levine and Kolacy have served as Directors since April 28, 2004. There are no compensation of benefit plans for any directors and there are no service contracts with any directors. Directors receive no compensation or monetary benefit. The Company has no audit committee.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2004, the name, address and number of Shares owned directly or beneficially by persons who own 5% or more of the company's voting common stock and by each executive officer and director and owner after the Distribution.

Beneficial Owner                 Shares/Percent as of     Shares/Percent after
                                 June 30, 2004            the Distribution (2)
------------------------------   ---------------------    --------------------
Server Researches Incorporated   12,600,000    70.0%      12,600,000      70%
238 - 11th. Ave. SE
Calgary, Alberta

Jonathan Levine (1)               5,040,000     28%        9,448,000      28%
238 - 11th. Ave. SE
Calgary, Alberta

Christopher Kolacy                   50,000     <1%          50,000      <1%
Beverley Hills, California

Puroil Technology Inc.            5,400,000     30%               0       0%
1250, 520-5th. Ave. SW
Calgary, Alberta

All Executive Officers            16,506,000   28.27%       16,506,000    64%
and Directors as a
Group (2 persons)
----------------------------

1) Indirectly - based on his ownership of 40% of the total issued and outstanding shares of Server Researches Incorporated.

Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our company President, principal stockholder and Director, Jonathan Levine, currently, beneficially owns or controls 70% of our common stock, and after this offering, the Distribution and exercise of the Warrants, assuming that ever occurs, will still own or control approximately 54% of the outstanding stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Levine will be able to elect all of the Directors.

Mr. Levine's position, after the Distribution and if all Warrants are exercised, is as follows:

There would be 20,700,000 PMC shares issued and outstanding. Server Researches, Inc. would own 12,600,000 of those shares and Mr. Levine would, due to his 40% ownership of Server Researches, indirectly own 5,040,000 PMC shares (22%). His overall direct and indirect ownership of PMC would decrease because 5,400,000 more PMC shares would be issued and outstanding, while the Server Researches ownership remains constant.

None of the shares of PMC owned or controlled by Mr. Levine are being registered in this registration statement and all of such shares will be restricted from resale under Rule 144.



                            DESCRIPTION OF SECURITIES

The Corporation is authorized to issue:

      (a) an unlimited number of Common Voting Shares - there are 18,000,000 shares issued and outstanding;

      (b)   an unlimited number of Preferred Non-Voting Shares - none issued

The rights, privileges and restrictions attached to Common Voting Shares include:

      (a) The right to vote at any meeting of the shareholders of the Corporation;

      (b) The right to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board") dividends as may be fixed by resolution of the said Board;

      (c) Subject to the rights of the holders of Preferred Non-Voting Shares of the Corporation, to receive, pro-rata per common share then held, the remaining property of the Corporation upon liquidation, dissolution or winding up of the Corporation, or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up the affairs of the Corporation.

The rights, privileges and restrictions attached to the Preferred Non-Voting shares ("Shares") are as follows:

(a) The holders of the Shares, in priority to the holders of the common shares of the Corporation, shall be entitled to receive, if, as and when declared by the Board, a fixed, preferential, non-cumulative dividend in the percentage (per annum) of the Redemption Amount, as hereinafter defined.

(b) No dividends shall be declared, or declared and paid on or set aside for the common shares in any fiscal year unless and until a non-cumulative dividend on all Shares outstanding in respect of such fiscal year shall have been declared and paid or set aside for payment, and if in any fiscal year the Board shall not declare a dividend, the rights of the holders of the Shares to any dividend for such fiscal year shall be forever extinguished;

(c) In the event of liquidation, dissolution, or winding up of the Corporation or other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs, the holders of the Shares shall be entitled to receive, before distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the aggregate of the Redemption Amount, as hereinafter defined, and dividends declared but unpaid that the holders of the Shares are entitled to and such holders shall not be entitled to share any further in the distribution of the profits, property or assets of the Corporation;

(d) By resolution of the Directors of the Corporation, all or any part of the Shares at any time outstanding may, at any time and from time to time, be redeemed by the Corporation on any date fixed by such resolution at an amount equal to the Redemption Amount, as hereinafter defined, together with any dividends declared and unpaid on the date fixed by such redemption;

(e) The Redemption Amount shall be the amount fixed by resolution of the Directors of the Corporation at the time of the issuance of the Shares.

(f) By resolution of the Directors of the Corporation, all or any part of the Shares at any time outstanding may, at any time and from time to time, be repurchased by the Corporation on any date fixed by such resolution at the lowest price at which, in the opinion of the Directors, such shares are obtainable not exceeding the aggregate of the Redemption Amount together with any dividends declared and unpaid on the date fixed for such repurchase;

(g) Not less than Thirty (30) days notice in writing of such redemption or repurchase shall be given by the Corporation by mail to the registered owners of the shares to be redeemed or repurchased by the Corporation, specifying the date and place or places of redemption or repurchase.

(h) If notice of any such redemption or repurchase shall have been given in the manner aforesaid, an amount sufficient to redeem or repurchase the shares to be redeemed or repurchased shall be deposited by the Corporation with any trust company or chartered bank (to be specified in the notice) on or before the date so fixed for redemption or repurchase and the holder shall have no right to receive payment out of the monies so deposited except upon the surrender of the share certificates representing the shares to be redeemed or repurchased.

(i) In case part only of the then outstanding Shares is at any time to be redeemed or repurchased by resolution and notice of Directors of the Corporation as aforesaid, the shares to be redeemed or repurchased shall be taken from the Shares held by each holder thereof pro-rata according to the number of shares held by each, except in cases where shareholders waive in writing their right in respect of such partial redemption or repurchase. If such procedure results in leaving a fractional part of the Share outstanding in the name of any shareholder, such fractional part shall also be redeemed or repurchased by the Corporation; Subject to the provisions of the Business Corporations Act (Alberta), as from time to time amended, the holders of Shares shall not be entitled to vote at meetings of the shareholders of the Corporation.

Common Stock issued and outstanding

The authorized Common Voting Shares ("Common Stock") of Panoshan Marketing Corp. consists of an unlimited number of shares, of which 18,000,000 shares were outstanding on June 30, 2004. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the Common Stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common stock are, and the Shares to be transferred in the Distribution will be, fully paid and non-assessable. As of June 30, 2004, Panoshan Marketing Corp. had two shareholders of its Common Stock.


Preferred Stock

Panoshan Marketing Corp. is also authorized to issue an unlimited number of shares of non-voting preferred shares ("preferred stock"). The preferred stock may be issued in one or more series with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications and rights as the Company's Board of Directors may determine. No shares of preferred stock have been ever been issued. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock which could reduce the attractiveness of Panoshan Marketing Corp. as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

Warrants

The 5,400,000 Warrants to purchase Common Stock at $0.05 per share will be issued in registered form pursuant to an agreement, dated the date of this Prospectus (the "Warrant Agency Agreement") between the Company and Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117, (the "Warrant Agent"). The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provision of the Statement of Rights, Terms and Conditions for the Warrants which forms a part of the Warrant Agreement. A form of the certificate representing the Warrants and a form of the Warrant Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

Each of the Warrants entitles the registered holder to purchase one share of the Company's Common Stock at a price of $0.05 per share subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

The Warrants may be exercised at any time commencing from the date hereof and continuing thereafter until the closed of business one year from the date hereof, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such Warrants, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

Warrant holders do not have any voting rights or any other rights as stockholders of the Company. The Company shall have the right to redeem the Warrants at any time prior to their conversion upon not fewer than sixty (60) days written notice to the Warrant holder. The Company may call either the Warrants in whole or in part, or may call varying parts of the Warrants at any one time. If a call is made in part, the Warrants called shall be determined by lot. The redemption price for the Warrants shall be $.0001 for each Warrant. The Warrants may only be redeemed by the Company at any time after the Common Stock of the Company publicly trades at a bid price above $.06 (subject to adjustment) for a period of ten (10) consecutive trading days. The Company shall request the Warrant Agent to provide written notice to the registered holders of the Warrants selected for redemption, giving the dates as of which such Warrants shall be deemed. The Warrants called for redemption shall not be exercisable after the redemption date. Payment of the Warrant price shall be made by check payable to the registered holder, thereof, on the books of the Warrant Agent. The foregoing notwithstanding, the Company may not call the Warrants at any time that a current registration statement under the Act is not then in effect.

The Warrant Agency Agreement permits the Company and the Warrant Agent, without the consent of Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereunder that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any Warrant holder. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of the Warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the Warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the Warrants without the consent of each Warrant holder affected thereby.


In order for the holder to exercise a Warrant, there must be an effective registration statement, with a current prospectus, on file with the Securities and Exchange Commission covering the shares of Common Stock underlying the Warrant, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state or province in which the holder resides. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. See "Risk Factors - Necessity to Maintain Current Prospectus" and "State Blue Sky Registration Required to Exercise the Warrants."

No fractional shares will be issued upon exercise of the Warrants. However, if a Warrant holder exercises all Warrants then owned or record by him, the Company will pay to such Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common stock on the last trading day prior to the exercise date.

DIVIDEND POLICY.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

MISCELLANEOUS RIGHTS AND PROVISIONS.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

The Penny Stock Rules

Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Transfer Agent

The transfer agent for Panoshan Marketing Corp.'s Common stock will be Interwest Transfer Co., Inc. 1981 East 4800 South, Suite 100, Salt Lake City, UT, 84117.

INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the Shares of Common stock to be registered hereby will be passed upon for PMC by Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, Tel: 775-827-6300 Fax: 775-827-6311. As of the date if this prospectus, Mr. Morrison does not own any shares of our common stock, nor will he receive any in the future or in connection with this offering.

The financial statements of Panoshan Marketing Corp., for the period from April 27, 2004 (incorporation date) to June 30, 2004, and related notes included in the registration statement on Form F-1, of which this prospectus forms a part, have been audited by Bateman & Co., Inc., P.C. Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting. As of the date if this prospectus, neither Bateman & Co., Inc. nor its principals own any shares of our common stock nor will they receive any in the future in connection with this offering.



                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Alberta corporate laws and the Articles of Incorporation and Bylaws of Panoshan Marketing Corp. provide for indemnification of our directors and officers as follows:

6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

      (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

      (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

THE CORPORATION SHALL ALSO INDEMNIFY SUCH PERSONS IN SUCH OTHER CIRCUMSTANCES AS THE ACT PERMITS OR REQUIRES. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PERSON ENTITLED TO INDEMNITY TO CLAIM INDEMNITY APART FROM THE PROVISIONS OF THIS SECTION.

6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

We have not entered into any indemnification agreements with any of our directors or officers.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Information provided in this F-1 filing on Form F-1 may contain forward-looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's products, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the F-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements included in this prospectus relate to, among others:

o     our goals and strategies;

o our future business development, financial condition and results of operations;

o projected revenues, profits, earnings and other estimated financial information;

o expected changes in our margins and certain cost or expense items as a percentage of our net revenues;

o     the outcome of ongoing, or any future, litigation or arbitration;

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, we cannot assure you that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Panoshan Marketing Corp. was formed on April 27, 2004. The company's business is the worldwide marketing of proven technology-related products. Our first product is the PC Weasel. We are preparing our marketing campaign and expect to commence in September 2004. No revenue producing activities have yet commenced. In the event that we are not able to obtain needed operating funds internally for future operations, our initial funding shareholder, Puroil Technology Inc., has verbally committed to provide and/or arrange for such additional financial resources as may be required by Panoshan Marketing Corp., up to the sum of US$50,000.00, in order for us to be able to continue to operate our business and maintain our status as a public company over the two years following the completion of this Distribution. We estimate our operating costs to be US$25,000.00 for each 12 months, commencing September 2004.


                             DESCRIPTION OF BUSINESS

HISTORY:

Background

Panoshan Marketing Corp. was incorporated on Aril 28, 2004 with plans to become a global marketer of proven products. The basic premise is that while certain companies may be very good at developing technical products, some of those same companies may be very poor at marketing their products, either domestically and worldwide. PMC plans to negotiate the purchase of marketing rights and/or licenses from developer companies that possess technical products that fit this description. PMC then plans to locate and negotiate distribution contracts with third party distributors. PMC plans to profit from the spread between what PMC is required to pay its supplier companies and what the final price distributors will pay PMC.


PRESENT AND PROPOSED BUSINESS ACTIVITIES


Since our incorporation, we have concentrated our activities on:

      1.    raising sufficient capital to begin operations;

      2. putting into place the operating structure of our company and preparing this offering of our stock to the shareholders of Puroil Technology Inc.;

      3.    entering into our first distribution rights agreement;

      4. investigating, via the Internet, possible sources of additional potential licenses/rights; and

      5. investigating, via the Internet, possible distribution channels for the product for which we have obtained marketing rights, as well as other products for which we may obtain marketing rights in the future.

PMC also intends to seek other marketing and/or licensing rights for other products in the future and currently plans to use its stock as full or partial consideration for marketing rights and/or licenses to technical products. To date, only one license has been acquired, but there is no assurance that we will ever be successful in either acquiring any more licenses, or being able to deal with the sole license we currently have at a profit to PMC. To date, we have not identified any additional marketing and/or licensing rights, nor have we entered into any plans or negotiations to acquire any such rights.

The Marketing License Business

The Channel Marketing business model is well known and worldwide in scope. Channel Marketing allows developers to do what they do best, i.e. develop products, without the expenses and risks associated with marketing and selling the products. The Channel Marketing business model typically includes a product creator or manufacturer, a wholesale distribution entity, and a retail sales entity. Panoshan may be considered acting as a wholesale distributor.


Reasons why a Developer might enter into this type of arrangement with our
Company:

      1. Potential for Increased Sales - channel distributors may be able to open new markets for the product based on existing relationships;

      2. Anticipated Lower fixed costs - channel distributors typically fund their own operations and are compensated based on a percentage of the price of the product sold;

      3. Anticipated simplified business model - this should allow the developer to focus on product development;

      4. potential for greater profits - increased sales could potentially translate into increased profits, despite the commissions paid to the channel distributor;

      5. potential for liquidity - the ability to receive shares of our company in return for marketing rights allows a possible path to liquidity for the developer; and

      6. potential for diversification - the developer receiving shares of our company will participate not only in revenues from his own products, but, by virtue of ownership of shares in our Company, if our stock becomes publicly traded and there is a market for our shares, the developer could participate, indirectly in the success of sales we make of products from other Developers as well.

Our first License - The PC Weasel (www.realweasel.com). This website is owned and operated by our licensor, which is also our controlling shareholder owning 70% of our stock.

Summary

The PC Weasel provides systems administrators with what we view as an important missing link in PC based servers: a Serial Console. In addition to its basic video and keyboard emulation functions, the onboard microcontroller allows the system administrator to reset the host PC (either manually or automatically via the PC Weasel's watchdog) and to integrate the last written POST (Power On Self
Test) code generated by the motherboard BIOS on reset. This allows system administrators to remotely diagnose and reset the server, if required. The market could be described as a potential oligopoly, as there are relatively few sellers of similar products. What we believe is the sustainable competitive advantage for the PC Weasel is in the patent granted by the United States Patent and Trademark Office for the PC Weasel's unique technology. We believe the PC Weasel is uniquely positioned, as the server market prices are on the decline, as companies search for high quality goods at lower prices. We believe this situation creates an opportunity for marketing the PC Weasel, as companies are looking for a PC-based server (commonly referred to as a "white box") solution to create their own servers. A product like the PC Weasel, allowing for server diagnosis when a problem occurs, is what we believe is an inexpensive way to maintain a server. The PC Weasel's market, to date, has been driven by demand for "white box" servers as an inexpensive alternative to the large server manufacturers. Over the last 3 years, approximately 3,000 PC Weasels have been sold with virtually no marketing.


STRENGTHS

The strengths of the PC Weasel include reduced downtime, more reliability and less manpower, all at a relatively inexpensive cost. The PC Weasel offers additional flexibility in allowing the user to configure the product to best suit their needs. For example, the product can be configured to automatically reboot the server either manually or automatically. The product can be attached to any server and, although some corporations have a similar product already installed in their servers, the PC Weasel offers what we believe is greater flexibility and functionality. Because the product is flexible, it can be attached to white box servers, which ultimately could decrease costs. In addition, when equipment is not standardized, the PC Weasel can homogenize the operation of the individual components. Another strength of the product is that is does not require any special client software, as does one of its competitors, PC Anywhere. The product is expected to last as long as any server and can actually be removed and reinstalled on a new server if required. The PC Weasel is subject of a patent from the United States government and is waiting on the Canadian patent to be approved as well. The application for the Canadian patent was filed as follows:Canadian Patent Application 2,296,951 Titled - APPARATUS AND METHOD FOR REMOTE ADMINISTRATION OF A PC-SERVER Filed - January 25, 2000

WEAKNESSES

A primary weakness is the inability of the PC Weasel to have an Ethernet connection. A revised edition of the PC Weasel incorporating an Ethernet connection is in development, but there is no set delivery time as of the date of this prospectus.

The PC Weasel clients/users include Saab, Air Canada, Braun and NASA, as well as many Universities.

Competition

The PC Weasel is not the only product on the market that offers remote access. However, it is the only product on the market that has a patented process. The larger firms (IBM/Compaq/Dell/HP) have the resources to enter this market with a similar product that enhances their servers by utilizing their extensive research and developments capabilities. The market could be described as an oligopoly, as there are relatively few sellers of similar products.

Comparison of Competing Products

                                    -----------------------------------------------------------------------------------------------
                                      PC Weasel PCI          PC Weasel Big Board(to    AMI MegaRAC G2          HP Remote Insight
                                                             be created)                                       Lights-Out Edition


                                    -----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Servers supported                     Most Clone servers     Most                      Most                    HP Proliant servers

-----------------------------------------------------------------------------------------------------------------------------------
Video emulation                       VGA text only          VGA text & graphics       VGA text & graphics     VGA text & graphics
-----------------------------------------------------------------------------------------------------------------------------------
Video output                          No                     Yes                       Yes                     Yes
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Price (USD)                            $ 350.00              $ 350.00                  $ 600.00                $ 634.00

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Proprietary software required         No                     No                        No                      No


-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Open source software                  Yes                    Yes                       No                      No
-----------------------------------------------------------------------------------------------------------------------------------
Operating system                      None                   NetBSD                    None                    unknown
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Ethernet                              No                     10/100 Auto-MDIX          10/100                  10/100
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                ----------------------------------------------------------------------------------------------------
                                 Dell DRAC                  IBM RSA                    IBM RSA II               Peppercon eRic



                                ----------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Servers supported                Most Dell Servers except   IBM eServer xSeries        IBM eServer xSeries      Most
                                 poweredge                                             (select models)
------------------------------------------------------------------------------------------------------------------------------------
Video emulation                  VGA text & graphics        VGA text & graphics        VGA text & graphics      VGA text & graphics
------------------------------------------------------------------------------------------------------------------------------------
Video output                     Yes                        Yes                        Yes                      Yes
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Price (USD)                     $225(but if service added,  $ 499.00                   $ 599.00                 $ 850.00
                                 it can be lower)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Proprietary software required    client PC requires         no but integrated with     no but integrated with   No
                                 proprietary software       IBM Director to get most   IBM Director to get
                                                            benefit                    most benefit
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Open source software             No                         No                         No                       No
------------------------------------------------------------------------------------------------------------------------------------
Operating system                 unknown                    unknown                    unknown                  Linux 2.4
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Ethernet                         10                         Yes speed unknown          Yes speed unknown        10/100
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

The above matrix shows the current competitors for the PC Weasel. Management has reviewed the closet competitor, Peppercon Eric board (last column) and subjectively believes that the PC Weasel is more reliable, more interoperable and more usable.

Product Details

The PC Weasel provides systems administrators with what we believe is the crucial missing link in PC based servers: a Serial Console. In addition to its basic video and keyboard emulation functions, the onboard microcontroller allows the system administrator to reset the host PC (either manually or automatically via the PC Weasel's watchdog) and to integrate the last written POST (Power On Self Test) code generated by the motherboard BIOS on reset. This allows system administrators to remotely diagnose and reset the server if required.

Product Benefits:

      1. Functional benefits: attractive to technology enthusiasts as a distinctive way to handle remote server administration

      2. Operational benefits: PC Weasel has a failure rate of 1 per 1000 (based on results of our in-house testing protocol), which results in less down time for servers allowing greater operational productivity

      3. Financial Benefits: PC Weasel is not considered a major capital purchase, and is relatively cheaper than competitors' products

      4. Personal Benefits: Satisfaction from being an early adopter, job satisfaction (better service to company personnel), no longer have to travel to the office to reset the server, less `off duty' time handling server issues

      5. Company benefits: PC Weasel is expected to decrease costs incurred for server maintenance during off peak times, based on anticipated decrease in costs associated with traveling time and less payable hours. Systems administrators will not have to actually travel to the office to correct problems, but can attend to the problems from home or other remote location, thus decreasing their `off duty' time spent on solving work-related problems. This is expected to result in increased productivity, as a server can be reset on a timely basis, at less cost.

Product Disadvantages:

      1.    Affordability for smaller organizations.

      2.    Lack of technical knowledge to utilize the PC Weasel appropriately.

      3. System administrators who are expected to prefer the compensation package provided for `off duty' server administration.

Competitive Advantage

The PC Weasel has been granted a US patent for its unique technology.

Marketing Trends in the High Tech Environment and Related Risks:

Marketing in high tech needs to develop, deliver and manage the "right" messages. Unfortunately, the PC Weasel's competitive advantage is not easily grasped in the market place. Over the past year, in many conversations management had with individuals, it was clear that even network administrators could not immediately understand the PC Weasel's benefits, but needed to engage in a dialogue to clarify how the technology is employed and was beneficial to them. There is a market uncertainty factor to the PC Weasel. This could make the product difficult and expensive to market and sell, thus resulting in higher costs to us, and less revenues and profits, if any. Customers do not really appreciate the product until a situation erupts where the PC Weasel is utilized. PC Weasel is akin to insurance. You buy it, and hope you never use it. To that end, some customers might be uncertain about adoption of the technology and will require a high degree of education and information regarding the product. Specifically, the PC Weasel is concerned with servers and prices are on the decline as companies search for high quality goods at lower prices. This may present an opportunity for the PC Weasel as companies are looking for white box solutions to create their own servers. A product like the PC Weasel, allowing for server diagnosis when a problem occurs, is what we believe offers an inexpensive way to maintain your server. Although the product is compatible with large name brand server providers, most brands have some built in functionality within the server. It is interesting to note that, due to the nature of the technology, which is not required until a problem, the exact effectiveness of the technology employed by the larger manufacturers has, to our knowledge, yet to be tested. When purchasing a name brand server, this functionality is one of many attributes. The PC Weasel's market, to date, has been driven by demand for white box servers as an inexpensive alternative to the large server manufacturers. The white box server market has seen tremendous growth worldwide. In 2003, white-box PCs accounted for 22.6% percent of servers sold in the US, according to IDC. More solution providers in the United States are building white box servers. According to CRN, solution providers building white box servers is up 23% in the period June -Sept 2003. According to Darren McBride, Sierra Computer and Training, white box server sales have doubled in this four month period at more than double the margin in the wake of channel conflict.

Market Segmentation

In order to analyze the current market for the PC Weasel, an online survey was developed and emailed to 500 previous customers by our President Of the 500, 150 emails were returned as incorrect, leaving a survey pool of 350 possible respondents. 74 completed surveys were returned, realizing a hit ratio of 21%. According to survey results, 72% of the respondents work in companies with 100 or less employees. Our research reflects this is also the highest concentration of white box server purchasers.

Measurability: It is difficult to measure the size of the market for network administrators or the PC Weasel. However, 67% of the respondents from the survey had purchasing power for their hardware.


Competition

It is possible that a competitor could copy the PMC business plan. We do, however, believe that the potential market is large enough that we should have an opportunity to participate in it to some extent, in the future, and expect to be able to generate profits, in the process of doing so. We must caution, however, that there is no assurance that we will, in fact, be able to compete profitably in this market. It may well turn out that the market becomes so competitive at some point in the future that there may be little if any profit for any small participants such as PMC.

Our Intellectual Property

We do not presently own any patents or trademarks. We do own a license and concession Pursuant to the marketing agreement for the PC Weasel as disclosed under the heading "Certain Transactions". Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain possible protection for our business models and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Employees

All operational activities are carried out by the officers and directors, who provide their services at no cost to the Company until such time as PMC can afford to pay for their services (there is no accrual or back pay allowance). Puroil Technology Inc. which, pursuant to a two-year contract, provides management services to the Company, including marketing research, channel identification, contract negotiation and general administrative management, for a flat fee of $1,000 per month plus a 15% sales commission, on the basis of a verbal agreement.

             MANAGEMENT'S DISCUSSIONS AND ANALYSIS OR PLAN OF OPERATION

Panoshan Marketing Corp. has sufficient cash resources to operate at the present level of expenditure for the next twelve months. Depending upon a variety of factors which may affect our business plan and expected operations, we may seek to raise additional capital in the future either through debt, equity or a combination of both. Some of these factors may include the hiring of additional employees, cash advances for additional product licensing agreements, and/or general increases in operating costs such as additional office space. No assurances can be given that such efforts will be successful. Beyond the potential exercise of the warrants being registered by this prospectus, we have no specific plans at present for raising additional capital at this time. Puroil, our initial funding shareholder, has verbally agreed to provide or arrange for any capital needed to assure our ability to operate as a public company in the foreseeable future.

The following is the history and projected future activities of the company in milestone format.

Milestone:

1. Development of the concept and preliminary planning for entering into the technical product licensing business was completed in early 2004 by the management of Puroil/PMC.

2. PMC was incorporated on April 27, 2004 and funded for initial operations and the completion of this Distribution.

(Number 3 was deleted)

3. Development of a target source list and potential channel distribution list is planned for August, 2004. Estimated total cost $1,000 (mainly for telephone queries).

4. Initial target marketing is planned for the September-December, 2004 period. Estimated total cost $5,000 which may include the following:

      1. Telephone canvassing of potential channel distribution partners that have been located via Internet searching;

      2.    Physical travel to meet the potential distribution partners;

      3. provision of sample PC Weasel's to the potential channel distribution partners;

      4.    preparation and distribution of paper brochures;

      5.    preparation and distribution of email advertising.

This milestone is expected to produce the first revenues for PMC. Depending on the success of the location and marketing efforts, PMC may need to obtain addition capital from loans or sale of additional equity.

In the next twelve months, PMC will pursue arrangements for the listing of its securities on the NASD OTC Bulletin Board, the establishment of its stated business operations and personnel, and the marketing of the PC Weasel product in Asia.

If these objectives are met, then PMC expects to operate profitably without raising further cash or issuing additional equity, except on the exercise of any Warrants, of which there is no assurance.

                             DESCRIPTION OF PROPERTY

Panoshan Marketing Corp. owns no property. We share 200 square feet of office space in Calgary, Alberta, with our parent and controlling shareholder, anaffiliated company. Panoshan Marketing Corp. has paid nothing for the use of this space in the past, but plans to begin paying $300 per month beginning immediately after the effective date of this prospectus. This amount is considered a fair market rate considering the physical space and time the space is used by Panoshan Marketing Corp..


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 27, 2004, Panoshan Marketing Corp. sold 5,400,000 shares of common stock and 5,400,000 share purchase warrants to Puroil Technology Inc. at a price of US$0.011 per share for a total of US$60,000. On April 27, 2004, PMC also issued 12,600,000 shares of common stock to Server Researches Incorporated ("SRI") at an arbitrary deemed value of $0.011 per share, for a total deemed value of US$138,600, as full consideration for an exclusive right to market the PC Weasel in Asia. These sales were exempt from registration under the Securities Act of 1933, as amended, (the "Act") in reliance on Section 4(2) of the Act for sales not involving a public offering. The sale was made without advertising or general solicitation to an "accredited" investor, as that term is defined under Rule 501 of Regulation D, promulgated under the Act. Our President and Director, Mr. Levine, is also the President, Director and a principal shareholder of SRI.

PMC and Puroil Technolgy Inc. have entered into a two year management agreement expiring on May 31, 2006, whereby Puroil will provide management services to the Company, including marketing research, channel identification, contract negotiation and general administrative management, for a flat fee of $1,000 per month plus a 20% sales commission. After this Distribution, Puroil will own no shares of PMC, but James Durward, the majority shareholder of Puroil, will own 550,400 shares (3%) of PMC's total issued and outstanding shares of common stock.

There are eight (8) Puroil Preferred C shareholders, as follows:

--------------------------------------------------------------------------------
                                                       PUROIL
                                                       PREFERRED      PMC
LAST NAME           FIRST NAME                 PAID    CLASS A        COMMON
--------------------------------------------------------------------------------
Rix                 Gordon                     $5,000    125          675,000
Martens             Eric                       $4,000    100          540,000
Bryska              Haley                      $4,000    100          540,000
Valhovic            Milic                      $5,000    125          675,000
Warness             Dr. Stajen                 $6,000    150          810,000
Schaper             Christa                    $5,000    125          675,000
Graham              Richard                    $5,000    125          675,000
Albery              Malcolm                    $6,000    150          810,000

TOTALS                                        $40,000   1000         5,400,000

              MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is not now, nor has there ever been a public trading market for our common stock, nor a trading symbol. We will use our best efforts to seek an NASD member broker-dealer firm to become our market maker so that an application can be filed with the NASD so that our Common Stock may be traded on either the OTC Bulletin Board or the Pink Sheets.

As of June 30, 2004, we had 18,000,000 shares of Common Stock outstanding held by two stockholders, those being Puroil Technology Inc., owning 5,400,000 shares (30%) of the total issued and outstanding shares of PMC common stock, and Server Researches Incorporated ("SRI") owning 12,600,000 shares (70%) of such common stock. We believe that the 12,600,000 shares held by SRI, upon completion of this Distribution, will be and remain subject to sale restrictions under Rule 144 of the Act.

We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors. We have no outstanding options, warrants, convertible securities or convertible debt.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 5,400,000 shares of common stock registered in this offering and the 2,700,000 shares reserved for issuance upon exercise of the 5,400,000 Warrants registered hereunder will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The entire 18,000,000 of our outstanding shares are held by Puroil, of which 5,400,000 shares are being registered in this registration statement. None of these shares have been held for over one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 12,000,000 outstanding restricted securities held by Puroil, the sole, principal and controlling shareholder of PMC, after this registration and Distribution, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                             EXECUTIVE COMPENSATION

Executive Compensation

At present, Panoshan Marketing Corp. is operated by its Executive Officers and Directors at no fixed compensation, and no compensation has been paid or accrued to date. No Executive Officer or Director is expected to earn in excess of $50,000 in the near future.

Panoshan Marketing Corp. has no pension or profit sharing plan. Panoshan Marketing Corp. may change or increase salaries as our profits and cash flow allow; however, there are no present plans to do so.

Outstanding Stock Options

We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, nor have we had any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with our accountants, Bateman & Co., Inc., P.C., since the formation of our company on April 27, 2004, and none are anticipated in the foreseeable future.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form F-1 under the Securities Act covering the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on Emission Differentials Ltd. and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

Upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statements and other information, may also be inspected at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006, once we have obtained a quotation on the OTC Bulletin Board market, of which there can be no assurance.

                              (OUTSIDE BACK COVER)


================================================================================


                                5,400,000 Shares
                                  Common Stock

                               5,400,000 Warrants

                                2,700,000 shares
                                  Common Stock
                        Underlying the 5,400,000 Warrants


                            PANOSHAN MARKETING CORP.






                                 --------------
                                   PROSPECTUS
                                 --------------



                                 August __, 2004

================================================================================

                  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.


The Province of Alberta law and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

Specifically, Section 6 of our By-laws provide for:

6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the Board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and absents himself from the director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interest of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act of conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the Board.

6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against,

         (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and

         (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

The Company has not provided any indemnification for its Directors and Officers at this time.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


We will pay all expenses in connection with the registration and distribution of the common stock by controlling shareholder. The estimated expenses of issuance and distribution are set forth below.

     =======================================   =============    ==========
     Registration Fees                         Approximately        200.00
     Transfer Agent Fees                       Approximately        800.00
     Costs of Printing and Engraving           Approximately        500.00
     Costs of Administration and Preparation   Approximately        500.00
     Legal Fees                                Approximately     23,000.00
     Miscellaneous Costs and Contingencies     Approximately        200.00
     Accounting Fees                           Approximately      4,800.00
        TOTAL                                  Approximately    $30,000.00
     =======================================   =============    ==========

                    RECENT SALES OF UNREGISTERED SECURITIES.

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On April 28, 2004, Panoshan Marketing Corp. sold 5,400,000 shares of common stock and 5,400,000 share purchase warrants to Puroil Technology Inc. at $0.011 per share for a total of $60,000. PMC also issued 12,600,000 shares of common stock to Server Researches Incorporated ("SRI") at an arbitrary deemed value of $0.011 per share, for a total deemed value of $138,600 These sales were exempt from registration under the Securities Act of 1933, as amended, (the "Act") in reliance on Section 4(2) of the Act for sales not involving a public offering. The sale was made without advertising or general solicitation to an "accredited" investor, as that term is defined under Rule 501 of Regulation D, promulgated under the Act. Our President and Director, Mr. Levine, is also the President, Director and a principal shareholder of SRI.

Exhibit No.
-----------

   3.1            Articles of Incorporation
                  (Charter Document)

   3.2            Bylaws

   4.1            Common Share Certificate

   4.2            Warrant Certificate

   5.             Opinion Re: Legality

  23.1            Consent of Auditors

  23.2            Consent of Counsel (Included in Exhibit 5)



**Included in Exhibit 5.


Undertakings.
-------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.






                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form F-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Calgary, Alberta, Canada on August 25, 2004.

                                            Panoshan Marketing Corp.,
                                            An Alberta corporation

                                            By:   /s/ Jonathan Levine
                                                  ------------------------------
                                                  Jonathan Levine

                                            Its:  President and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed on this 25th day of August, 2004, the following persons in the capacities and on the dates stated:


/s/ Jonathan Levine                                       August 25, 2004
-------------------------------------------------

Jonathan Levine, President and Director


/s/ Christopher Kolacy                                    August 25, 2004
-------------------------------------------------

Christopher Kolacy, Secretary, Treasurer, Chief Financial Officer and Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

       Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Panoshan Marketing Corp., has signed this registration statement in Reno, Nevada, on August_25_, 2004.


                                              Michael J. Morrison, Chtd.

                                              By:  /s/ Michael J. Morrison
                                                 -------------------------------
                                              Name: Michael J. Morrison
                                              Title: Attorney

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                   Index to Financial Statements
                                                                   June 30, 2004
--------------------------------------------------------------------------------

Report of Independent Certified Public Accountants                           F-2

Balance Sheet -
    June 30, 2004                                                            F-3

Statement of Income (Loss):
     For the period from inception, April 27, 2004, through June 30, 2004    F-4

Statement of Stockholders' Equity:
     For the period from inception, April 27, 2004, through June 30, 2004    F-5

Statement of Cash Flows:
     For the period from inception, April 27, 2004, through June 30, 2004    F-6

Notes to Financial Statements:
    June 30, 2004                                                            F-7

           [LOGO]
 Bateman & Co., Inc., P.C.
Certified Public Accountants

                                                            5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                             (713) 552-9800
                                                           FAX (713) 552-9700
                                                         www.batemanhouston.com

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholders
Of Panoshan Marketing Corp.

We have audited the accompanying balance sheet of Panoshan Marketing Corp. (an Alberta, Canada corporation and a development stage enterprise) as of June 30, 2004, and the related statements of income (loss), stockholder's equity, and cash flows from inception, April 27, 2004 through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panoshan Marketing Corp. (a development stage enterprise) as of June 30, 2004, and the results of its operations and its cash flows from inception, April 27, 2004 through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.


                                                   /s/ BATEMAN & CO., INC., P.C.
                                                       BATEMAN & CO., INC., P.C.

Houston, Texas
July 28, 2004

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                                   Balance Sheet
                                                                   June 30, 2004
--------------------------------------------------------------------------------

ASSETS
  Current assets:
    Cash and cash equivalents                                          $ 46,118
    Deposits and prepayments                                              3,500
                                                                       --------
      Total current assets                                               49,618
                                                                       --------

  Other assets:
    Marketing rights                                                        100
    Deferred registration costs                                          10,000
                                                                       --------
      Total other assets                                                 10,100
                                                                       --------
      Total assets                                                     $ 59,718
                                                                       ========


LIABILITIES
  Current liabilities:
    Accounts payable and accrued expenses                              $   --
                                                                       --------
      Total current liabilities                                            --
                                                                       --------
      Total liabilities                                                    --
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, no par value, unlimited authorized,
     18,000,000 shares issued and outstanding                            60,100
  Deficit accumulated during the development stage                         (382)
                                                                       --------
      Total stockholder's equity                                         59,718
                                                                       --------
      Total liabilities and stockholders' equity                       $ 59,718
                                                                       ========

The accompanying notes are an integral part of these statements.

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
              Statement of Income (Loss) From Inception, April 27, 2004, Through
                                                                   June 30, 2004
--------------------------------------------------------------------------------

Revenues                                                           $       --
                                                                   ------------

General and administrative expenses                                         382
                                                                   ------------
    Total operating expenses                                                382
                                                                   ------------
    Income (loss) from operations                                          (382)
                                                                   ------------

Other income (expense):                                                    --
                                                                   ------------
    Income (loss) before taxes                                             (382)

Provision (credit) for taxes on income:                                    --
                                                                   ------------
    Net income (loss)                                              $       (382)
                                                                   ============


Basic and diluted earnings (loss) per common share                 $       --
                                                                   ============

Weighted average number of shares outstanding                        18,000,000
                                                                   ============

The accompanying notes are an integral part of these statements.

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
       Statement of Stockholders' Equity From Inception, April 27, 2004, Through
                                                                   June 30, 2004
--------------------------------------------------------------------------------

                                                                      Deficit
                                                                    Accumulated
                                                                    During the
                                             Common Stock           Development
                                         Shares         Amount         Stage           Total
                                      -----------    -----------    -----------    -----------
Inception, April 27, 2004                    --      $      --      $      --      $      --
Shares issued for cash                  5,400,000         60,000                        60,000
Shares issued for marketing rights     12,600,000            100                           100
Development stage net income (loss)                                        (382)          (382)
                                      -----------    -----------    -----------    -----------
Balances, June 30, 2004                18,000,000    $    60,100    $      (382)   $    59,718
                                      ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                 Statement of Cash Flows From Inception, April 27, 2004, Through
                                                                   June 30, 2004
--------------------------------------------------------------------------------

Cash flows from operating activities:
 Net income (loss)                                                     $   (382)
 Adjustments to reconcile net income (loss) to cash
    provided (used) by development stage activities:
    Changes in current assets and liabilities:
      Deposits and prepayments                                           (3,500)

                                                                       --------
      Net cash flows from operating activities                           (3,882)
                                                                       --------

Cash flows from investing activities:
  Acquisition of marketing rights                                           100
  Less, Common stock issued therefor                                       (100)
                                                                       --------
      Net cash flows from investing activities                             --
                                                                       --------

Cash flows from financing activities:
  Proceeds from sale of common stock                                     60,000
  (Increase) decrease in deferred registration costs                    (10,000)
                                                                       --------
      Net cash flows from financing activities                           50,000
                                                                       --------
      Net cash flows                                                     46,118

Cash and equivalents, beginning of period                                  --
                                                                       --------
Cash and equivalents, end of period                                    $ 46,118
                                                                       ========

Supplemental cash flow disclosures:
  Cash paid for interest                                               $   --
  Cash paid for income taxes                                               --

The accompanying notes are an integral part of these statements.

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                   Notes to Financial Statements
                                                                   June 30, 2004
--------------------------------------------------------------------------------

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

      Organization and nature of business - Panoshan Marketing Corp. (identified in these footnotes as "we" or the Company) is an Alberta, Canada corporation incorporated on April 27, 2004. We are currently based in Calgary, Alberta, Canada, We intend to use an April 30 fiscal year for financial reporting purposes.

      Server Researches Incorporated of Calgary, Alberta, Canada owns 60% of our shares and Puroil Technology, Inc. of Calgary, Alberta, Canada owns 40% of our shares.

      Our intent is to become a marketer of highly technical hardware and software solutions for computer server installations in Asia. To date, we have been granted marketing rights by Server Researches, Incorporated to distribute its product, "PC Weasel," in Asia. We expect to obtain rights to market other similar products. We have contracted with Puroil Technology, Inc. to conduct marketing and sales activities on our behalf. We expect that Puroil will identify potential computer products distributors of our licensed products and engage them to distribute the products in Asia.

      To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We have engaged an attorney to assist us in registering securities for trading by filing with the U.S. Securities and Exchange Commission. In the current development stage, we anticipate incurring operating losses as we implements our business plan.

      Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

      Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

      Fair value of financial instruments and derivative financial instruments - We have adopted Statement of Financial Accounting Standards number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                   Notes to Financial Statements
                                                                   June 30, 2004
--------------------------------------------------------------------------------

      Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

      Net income per share of common stock - We have adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Because we experienced an operating loss during the period, the calculation of diluted earnings per share did not include the warrants described in Note 5 below, as the calculation would have been antidilutive.

Note 2 - Future operations:

At June 30, 2004, we were not currently engaged in an operating business and expect to incur development stage operating losses for the next year to eighteen months. We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced. Management believes we have sufficient capital to implement our business plan and to complete a stock offering (see Note 3 below), and thus will continue as a going concern during this period while the plans are implemented.

Note 3 - Commitments:

We have engaged an attorney to assist us in filing a registration statement with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public. We believe that doing this will enable us to raise the capital necessary to implement our business plan. Our attorney has agreed to perform the services necessary to file Form F-1 for a flat fee of $25,000. At June 30, 2004, we had prepaid $10,000 of the attorney's fee.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

The agreed upon fee is payable in installments as specified events occur during the filing process.

Note 4 - Federal income tax:

We follow Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                   Notes to Financial Statements
                                                                   June 30, 2004
--------------------------------------------------------------------------------

amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

Note 5 - Issuance of shares and warrants:

As of June 30, 2004, the Company had issued shares of its no par value common stock as follows:

                                                                         Price Per
  Date        Description                                    Shares          Share             Amount
  ----------------------------------------------------------------------------------------------------
  04/27/04    Shares issued for marketing rights         12,600,000        $.00000              $100
  04/27/04    Shares issued for cash                      5,400.000        $.01111            60,000
                                                    ----------------                ------------------
  06/30/04    Cumulative Totals                          18,000,000                          $60,100
                                                    ================                ==================

In connection with the sale of 5,400,000 shares for cash noted above, we also issued 5,400,000 warrants to the same purchaser. The warrants become effective concurrent with the effective date of the Form F-1 that we intend to file with the Securities and Exchange Commission, and expire one year later. They allow the holder to purchase 1 share of common stock for each 2 warrants tendered, at a price of $0.05 per share. At the time of issuance, the warrants were not deemed to have any value.

We issued 12,600,000 shares of stock to Server Researches, Incorporated in exchange for the right to market their product, PC Weasel, in Asia, which is defined as Japan, Indonesia, Thailand, China, Hong Kong, Taiwan, India, Pakistan, and Malaysia. The transaction has been valued at $100, which was deemed to be the fair value of the marketing rights.

Note 6 - New accounting pronouncements:

The following recent accounting pronouncements:

o     FASB Statements

      o Number 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections

      o Number 146, Accounting for Costs Associated with Exit or Disposal Activities,

      o Number 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,

      o Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123,

      o Number 149, Amendment of Statement 133 on Derivative Investments and Hedging Activities,

      o Number 150, Financial Instruments with Characteristics of Both Liabilities and Equity,

o     and FASB Interpretations

      o Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others
            - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34

                                                        PANOSHAN MARKETING CORP.
                                                (A development stage enterprise)
                                                   Notes to Financial Statements
                                                                   June 30, 2004
--------------------------------------------------------------------------------

      o Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51

are not currently expected to have a material effect on our financial
Statements.